EXECUTION COPY



                  OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, ASSIGNMENT OF ADDITIONAL FUNDS AND INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of November 3, 2003 (the "Amendment"), among SRFG, Inc., a Delaware corporation ("SRFG"), Sears, Roebuck and Co., a New York corporation ("Sears") and The Bank of New York (successor to The First National Bank of Chicago), a national banking association (the "Trustee").

                                    RECITALS
                                    --------

                  WHEREAS, Sears, SRFG and the Trustee are parties to a Pooling and Servicing Agreement (the "Master Pooling Agreement"), dated as of July 31, 1994, as amended by the amendments identified on Exhibit A attached hereto (the "Master Pooling Agreement Amendments") and the assignments of additional accounts identified on Exhibit B attached hereto (the "Assignments"), and as supplemented by the series supplements identified on Exhibit C attached hereto (the "Series Supplements," and the Master Pooling Agreement, as so amended and supplemented and collectively with the Master Pooling Agreement Amendments and the Assignments, the "Pooling Agreement").

                  WHEREAS, SRFG and the Trustee are parties to an Assignment of Additional Funds, dated as of January 30, 1998 (the "Assignment of Additional Funds").

                  WHEREAS, SRFG, Sears, Bank One, National Association and the Trustee are parties to an Instrument of Resignation, Appointment, and Acceptance, dated as of December 3, 2001 (the "Instrument of Resignation, Appointment and Acceptance", and together with the Pooling Agreement and the Assignment of Additional Funds, the "Trust Documents").

                  WHEREAS, Sears, SRFG and the Trustee desire to effect certain amendments to the Series Supplements pursuant to Section 13.01(a)(vii) of the Pooling Agreement.

                  WHEREAS, SRFG and the Trustee desire to effect certain amendments to the Assignment of Additional Funds pursuant to Section 8 of the Assignment of Additional Funds.

                  WHEREAS, SRFG, Sears and the Trustee desire to effect certain amendments to the Instrument of Resignation, Appointment and Acceptance.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, THIS AMENDMENT WITNESSETH that, for and in consideration of the above premises, the parties hereto agree as follows:

I.       Definitions.
         -----------

         Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Pooling Agreement.

II. Amendment to Series Supplements, Assignment of Additional Funds and
    -------------------------------------------------------------------
    Instrument of Resignation, Appointment and Acceptance.
    -----------------------------------------------------

         Each of the Series Supplements, the Assignment of Additional Funds and the Instrument of Resignation, Appointment and Acceptance is amended by deleting each instance of the term "Sears Credit Account Master Trust II" and replacing it with the term "Citibank Omni-S Master Trust".

III.     Effectiveness.
         -------------

         This Amendment shall become effective upon receipt by SRFG, Sears and the Trustee of counterparts of this Amendment duly executed by the parties hereto, which shall be reasonably satisfactory to such party.

IV.      Miscellaneous.
         -------------

         Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

         Governing Law. This Amendment shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.



                            [Signature page follows]

          IN WITNESS WHEREOF, SRFG, Sears and the Trustee have caused this Amendment to be duly executed by their respective officers as of the date first set forth above.



                               SRFG, INC.


                               By:    /s/ George F. Slook
                                      -------------------
                               Name:  George F. Slook
                               Title: President and Chief Executive Officer

                               SEARS, ROEBUCK AND CO.


                               By:    /s/ Larry R. Raymond
                                      --------------------
                               Name:  Larry R. Raymond
                               Title: Vice President and Treasurer



                               THE BANK OF NEW YORK,
                                as Trustee

                               By:    /s/ Eric A. Lindahl
                                      -------------------
                               Name:  Eric A. Lindahl
                               Title: Agent




[Signature page to Omnibus Amendment to Series Supplements, Assignment of Additional Funds and Instrument of Resignation, Appointment and Acceptance]

                                                                       Exhibit A

                      Master Pooling Agreement Amendments
                      -----------------------------------

1. Amendment No. 1 to the Pooling and Servicing Agreement, dated as of March 31, 1995.

2. Amendment No. 2 to the Pooling and Servicing Agreement, dated as of December 21, 1995.

3. Amendment No. 3 to the Pooling and Servicing Agreement, dated as of September 28, 2000.

4. Amendment No. 4 to the Pooling and Servicing Agreement, dated as of December 7, 2000.

5. Amendment No. 5 to the Pooling and Servicing Agreement, dated as of July 20, 2001.

6. Amendment No. 6 to the Pooling and Servicing Agreement, dated as of November 3, 2003.

                                                                       Exhibit B

                                  Assignments
                                  -----------

1. Assignment No. 1 of Additional Accounts, dated as of October 26, 1994, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

2. Assignment No. 2 of Additional Accounts, dated as of July 19, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

3. Assignment No. 3 of Additional Accounts, dated as of November 10, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

4. Assignment No. 4 of Additional Accounts, dated as of December 21, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

5. Assignment No. 5 of Additional Accounts, dated as of April 24, 1996, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

6. Assignment No. 6 of Additional Accounts, dated as of November 15, 1996, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

7. Assignment No. 7 of Additional Accounts, dated as of August 15, 1997, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

8. Assignment No. 8 of Additional Accounts, dated as of June 29, 1998, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

9. Assignment No. 9 of Additional Accounts, dated as of July 31, 2000, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

10. Assignment No. 10 of Additional Accounts, dated as of January 31, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

11. Assignment No. 11 of Additional Accounts, dated as of April 6, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

12. Assignment No. 12 of Additional Accounts, dated as of September 28, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

13. Assignment No. 13 of Additional Accounts, dated as of April 30, 2002, by SRFG, Inc. to The Bank of New York (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)).

14. Assignment No. 14 of Additional Accounts, dated as of November 11, 2002, by SRFG, Inc. to The Bank of New York (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)).

                                                                       Exhibit C

                               Series Supplements
                               ------------------


1. Series 1995-5 Supplement, dated as of December 12, 1995, to the Pooling and Servicing Agreement.

2. Series 1996-3 Supplement, dated as of August 6, 1996, to the Pooling and Servicing Agreement.

3. Series 1996-5 Supplement, dated as of December 16, 1996, to the Pooling and Servicing Agreement.

4. Series 1997-1 Supplement, dated as of July 31, 1997, to the Pooling and Servicing Agreement.

5. Series 1998-2 Supplement, dated as of November 9, 1998, to the Pooling and Servicing Agreement.

6. Series 1999-1 Supplement, dated as of March 23, 1999, to the Pooling and Servicing Agreement.

7. Series 1999-3 Supplement, dated as of November 23, 1999, to the Pooling and Servicing Agreement.

8. Series 2000-1 Supplement, dated as of June 7, 2000, to the Pooling and Servicing Agreement.

9. Series 2000-2 Supplement, dated as of September 28, 2000, to the Pooling and Servicing Agreement.

10. Series 2000-3 Supplement, dated as of November 2, 2000, to the Pooling and Servicing Agreement.

11. Series 2000-4 Supplement, dated as of November 2, 2000, to the Pooling and Servicing Agreement.

12. Series 2001-1 Supplement, dated as of March 8, 2001, to the Pooling and Servicing Agreement.

13. Series 2001-2 Supplement, dated as of June 15, 2001, to the Pooling and Servicing Agreement.

14. Series 2001-3 Supplement, dated as of October 1, 2001, to the Pooling and Servicing Agreement.

15. Series 2002-1 Supplement, dated as of February 22, 2002, to the Pooling and Servicing Agreement.

16. Series 2002-2 Supplement, dated as of May 8, 2002, to the Pooling and Servicing Agreement.

17. Series 2002-3 Supplement, dated as of June 13, 2002, to the Pooling and Servicing Agreement.

18. Series 2002-4 Supplement, dated as of September 12, 2002, to the Pooling and Servicing Agreement.

19. Series 2002-5 Supplement, dated as of December 3, 2002, to the Pooling and Servicing Agreement.

20. Omnibus Amendment to Series Supplement, dated as December 1, 2002, among SRFG, Inc. as Seller, Sears, Roebuck and Co. as Servicer, and The Bank of New York, as Trustee.

21. Omnibus Amendment to Series Supplements, Assignment of Additional Funds and Instrument of Resignation, Appointment and Acceptance, dated as of November 3, 2003, among SRFG, Inc. as Seller, Sears, Roebuck and Co. as Servicer, and The Bank of New York, as Trustee.


                                       C-2